Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces First Quarter 2008 Results

Repurchased $41 Million of Company Stock

JACKSONVILLE, Fla. (April 30, 2008) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the first quarter ended March 31, 2008. Revenue and diluted net income per common share were within the range of guidance previously provided by management.

First Quarter Summary

•	Revenue was $568 million, up 11% versus the first quarter of 2007;

•	Excluding the impact of acquisitions and foreign currency exchange rates, revenue increased 6% versus the prior-year period;

•	Diluted net income per common share was $0.20 compared with $0.17 in the year-earlier period;

•	Gross margin was 28.6% for the first quarter of 2008, up 120 basis points when compared with gross margin of 27.4% in the first quarter of 2007;

•	Operating income was $32 million, up 20% from the first quarter of 2007; and

•	The Company repurchased $41 million of MPS Group common stock during the first quarter.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $327 million for the first quarter of 2008, representing 58% of total Company revenue. Below is further discussion of the first quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare, and its business units operate respectively under the primary brands Accounting Principals, Special Counsel, Entegee, and Soliant Health. In the first quarter, this segment’s revenue increased 10% versus the first quarter of 2007. Excluding the impact of acquisitions, revenue increased 7% versus the first quarter of 2007. Operating income was up 11% versus the first quarter of 2007.

Special Counsel revenue increased 35% when compared with the first quarter of 2007. Excluding the impact of acquisitions, revenue increased 20%. This strong organic revenue growth was attributable to good execution and robust demand for document review projects. During the first quarter, Entegee posted year-over-year organic revenue growth of 7% and increased gross margin by 120 basis points. Accounting Principals was impacted by the elimination of a large client and has experienced some lengthening in hiring timelines. Demand for Soliant Health’s services remains solid.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax www.mpsgroup.com

MPS Group Reports First Quarter 2008 Results

April 30, 2008

International Professional Services Segment

The Company’s International Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting, property, and other professional staffing services.

For the first quarter of 2008, Badenoch & Clark revenue increased 17% versus the first quarter of 2007. Excluding the impact of foreign currency exchange rates and acquisitions, revenue grew 6% versus the first quarter of 2007.

Gross margin improved by 270 basis points to 30.8% due to higher temporary staffing margins and increased permanent placement sales from an acquisition completed in the third quarter of 2007. Operating income of this segment was up 14% versus the first quarter of 2007.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $240 million for the first quarter of 2008, representing 42% of total Company revenue. Below is further discussion of the first quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $159 million for the first quarter of 2008, an increase of 7% versus the first quarter of 2007. Overall gross margin for the segment was 30.5% in the first quarter of 2008, up 220 basis points versus the first quarter of 2007. Due to good execution and this substantial increase in gross margin, operating income increased 19% when compared with the first quarter of 2007.

Revenue for Beeline, the workforce solutions unit, grew 49% on an organic basis versus the first quarter of 2007. Beeline continues to complete strategic acquisitions designed to further expand its product and service lines. Including acquisitions, Beeline’s first quarter revenue increased 134%. Beeline has completed the integration of the vendor management-related assets of Ensemble Chimes Global, and now is the leading provider of vendor management solutions. This asset purchase had minimal impact on revenue in the first quarter, but it will be more additive to revenue in future quarters.

During the first quarter of 2008, Modis revenue was flat compared with the first quarter of 2007, and revenue of Idea Integration increased 10% versus the first quarter of 2007. Both Modis and Idea Integration increased gross margin in the first quarter of 2008 when compared with the year-earlier period. Thus far, client activity and demand remain solid for both full-time and contingent IT positions.

International Information Technology Services Segment

The Company’s International Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe. During the quarter, Modis International’s revenue rose 13% versus the first quarter of 2007. Excluding the impact of foreign currency exchange rates, revenue increased 11% versus the year-earlier period. Modis International continues to manage expenses effectively, contributing to a 79% increase in operating income versus last year’s first quarter.

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MPS Group Reports First Quarter 2008 Results

April 30, 2008

Capital Update

During the first quarter of 2008, the Company generated operating cash flow of $10 million. MPS Group used $41 million to repurchase its common stock during the first quarter of 2008. Currently, $60 million remains on the Company’s stock buyback authorization. At the close of the first quarter, the Company had a cash balance of $63 million and no borrowings outstanding under its $250 million credit facility. MPS Group intends to use cash on hand primarily to buy back its common stock and to make strategic acquisitions.

Management Comments

“In early 2001, there was a sharp drop in demand for professional and IT staffing services combined with large-scale employee layoffs by our clients,” said Timothy Payne, MPS Chief Executive Officer. “The current environment does not seem to indicate that we are headed that way. While hiring conditions at present may not be as robust as they were in the 2004-2006 time frame, there are plenty of positions out there for us to fill. It is important to note that our business units generally place candidates with bachelors degrees or higher, and the unemployment rate for college graduates remains at 2.1%. Given our geographic and service line diversity, we believe we are well positioned whether hiring conditions improve or worsen.”

“During the first quarter, we continued to implement our stock buyback plan by purchasing $41 million in MPS Group common stock,” added Robert Crouch, MPS Chief Financial Officer. “Over the last three quarters, we have purchased $123 million of our common stock, or approximately 10% of our outstanding shares, and we have $60 million remaining on our most recent authorization. We expect second quarter 2008 revenue and diluted net income per common share to be in the range of $560 million to $580 million and $0.20 to $0.24, respectively.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 312-1498.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on May 7. To access the telephonic replay, please dial (719) 457-0820 and enter 5633418 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

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MPS Group Reports First Quarter 2008 Results

April 30, 2008

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for 2007 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Reports First-Quarter 2008 Results

April 30, 2008

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
Operating Highlights:
Revenue:
North American Professional Services	$179,678	$163,365
International Professional Services	147,820	125,955
North American Information Technology Services	158,871	148,452
International Information Technology Services	81,412	72,356

Total revenue	567,781	510,128

Gross profit:
North American Professional Services	54,753	50,402
International Professional Services	45,504	35,414
North American Information Technology Services	48,518	41,949
International Information Technology Services	13,495	12,097

Total gross profit	162,270	139,862

Operating income:
North American Professional Services	16,680	15,010
International Professional Services	9,276	8,104
North American Information Technology Services	10,825	9,082
International Information Technology Services	2,585	1,446

Operating income before unallocated corporate expenses	39,366	33,642
Unallocated corporate expenses	7,399	6,977

Total operating income	31,967	26,665
Other income (expense), net	(731)	1,991

Income before provision for income taxes	31,236	28,656
Provision for income taxes	12,182	11,176

Net income	$19,054	$17,480

Diluted net income per common share	$0.20	$0.17

Diluted common shares outstanding	93,707	102,825

	As of
	March 31, 2008	December 31, 2007
Cash and cash equivalents	$63,438	$105,285
Short-term Investments	—	2,500
Accounts receivable, net of allowance	343,544	323,804
Other	33,729	32,115

Current assets	440,711	463,704
Long-term assets	752,750	745,947

Total assets	$1,193,461	$1,209,651

Current liabilities	$194,741	$198,554
Other	39,784	34,752
Stockholders’ equity	958,936	976,345

Total liabilities and stockholders’ equity	$1,193,461	$1,209,651

Working capital	$245,970	$265,150

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MPS Reports First-Quarter 2008 Results

April 30, 2008

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended March 31,
	2008	2007
EBITDA	$37,538	$31,146
Depreciation and intangibles amortization	5,571	4,481

Operating income	31,967	26,665
Other income (expense), net	(731)	1,991

Income before provision for income taxes	31,236	28,656
Provision for income taxes	12,182	11,176

Net income	$19,054	$17,480

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	Modis International	Badenoch & Clark
Revenue growth rate 1Q2007 to 1Q2008, excluding acquisitions and the effects of changes in currency	6.0%	11.0%	5.6%
Revenue growth rate contributed from acquisitions	4.2%	—	9.2%
Revenue growth rate contributed from effects of changes in currency	1.1%	1.5%	2.6%

GAAP revenue growth rate 1Q2007 to 1Q2008	11.3%	12.5%	17.4%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	N.A. Professional	N.A. IT	Special Counsel	Beeline
Revenue growth rate 1Q2007 to 1Q2008, excluding acquisitions and the effects of changes in currency	6.6%	3.2%	19.5%	49.0%
Revenue growth rate contributed from acquisitions	3.4%	2.9%	15.6%	84.9%
Revenue growth rate contributed from effects of changes in currency	—	0.9%	—	0.6%

GAAP revenue growth rate 1Q2007 to 1Q2008	10.0%	7.0%	35.1%	134.5%

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